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                                                                    EXHIBIT 10.9


                         EXECUTIVE EMPLOYMENT AGREEMENT


         This is an Executive Employment Agreement between Stratton-Cheeseman Management Company ("Corporation") and Bob Kellogg ("Employment").

         WHEREAS, Michigan Physicians Mutual Liability Company ("MPMLC") is merging with State Mutual Insurance Company ("SMIC"), and

         WHEREAS, MPMLC has no employees and contracts with the Corporation to provide all of the employment services necessary to operate MPMLC, and

         WHEREAS, Employee is the President and CEO of SMIC and will continue the basic role and duties previously carried out by him with respect to SMIC's operations after the merger as well as being an employee of the Corporation, and

         WHEREAS, the parties wish to set forth their agreement regarding Employee's duties and compensation as set forth in this Agreement,

         IN CONSIDERATION of their mutual promises, the parties agree as follows:

         1. Title and Duties. The Corporation employs Employee as the Chief Executive Officer of that portion of the Corporation's business relating to SMIC and its policyholders.

              Employee will be designated Senior Executive Staff status within the configuration of the Corporation.

              Employee and Corporation agree that Employee may assume such additional duties relating to the Corporation and other aspects of the Corporation's operations as may be reasonably assigned to Employee by the Board of Directors of the Corporation.

              Employee will carry out his duties at the Lapeer, Michigan and East Lansing, Michigan locations of the Corporation and at such other locations as may be appropriate for the proper discharge of the duties of Employee.

              Employee agrees to devote his full business time and effort to the performance of his duties for the Corporation. Those services will be rendered to the best of his ability and with loyalty to the Corporation. The Employee shall not, prior to termination of this Agreement, render services to any person, firm, or corporation other than the Corporation or its affiliates, either within or outside of business hours; nor shall Employee have any interest, direct or indirect, in any business that is competitive with the business of the Corporation, other than the ownership of publicly traded stock in corporations with more than 500 shareholders.

         2. Term. The initial term of this Agreement shall begin on the legal consummation date of the merger, 1997, and continue for a term of five (5) years. Thereafter, this Agreement shall


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automatically renew for successive additional one year terms, unless one of the parties hereto has given written notice to the other, not less than six (6) months prior to the expiration of a term, of an intention not to renew the contract.

         3. Compensation and Benefits. Employee's compensation for services rendered under this Agreement are as follows:

              a. Salary. The Corporation will pay Employee an annual salary of $180,000 payable in accordance with the Corporation's payroll practices which currently provide for payment every other week. The salary may be increased each year during the term of this Agreement by the Board of Directors in its sole discretion.

              b. Incentive Compensation. Employee will be given an opportunity to earn a bonus during each calendar year. The bonus shall be determined pursuant to the "bonus plan" adopted for "senior executive staff".

              c. Employment Benefits. Employee will be eligible to participate (after meeting general eligibility requirements) in all retirement, insurance, and other fringe benefit programs of the Corporation.

              d. General. The Board of Directors of the Corporation may grant Employee greater or additional compensation. without imposing a legal obligation on itself, the Corporation acknowledges that the intent of the Board of Directors is to review Employee's performance and compensation annually and to award Employee such increases as the Board determines to be fair and reasonable in light of Employee's performance and that of the Corporation, taking into account in such manner as the Board deems appropriate any changes in the cost of living and in federal and state tax laws.

         4. Business Expenses. The Corporation shall pay or reimburse Employee promptly upon presentation of appropriate vouchers for all travel, business, and entertainment expenses reasonably incurred by Employee in connection with the Corporation's business. For such purpose, Employee shall submit to the Corporation periodic reports of such expenses and other disbursements pursuant to the Corporation's usual policies.

         The Corporation shall also provide Employee with an automobile of Employee's choice, consistent with the Corporation policy on Employee vehicles, during the term of this Agreement and shall pay or reimburse Employee for all expenses involved in the operation of such automobile, including insurance. The Corporation shall also pay all initiation or transfer fees, assessments, and dues payable by Employee as a member of the Davison or Warwick Hills Country Clubs and any other costs of such membership, except costs incurred by Employee for non-business use of such club membership.


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         5.   Termination. this Agreement shall terminate upon the death or disability of employee. Disability means physical or mental illness resulting in Employee's inability to render full-time services to the Corporation for a total of nine (9) months in any period of twelve (12) consecutive months or less.

         Either Employee or the Corporation may terminate this Agreement at any time upon thirty (30) days written notice, with or without cause. If this Agreement is terminated by the Corporation without cause, Employee shall be entitled to severance pay equal to two (2) times his then current salary plus two (2) times any incentive compensation paid in the year previous to termination pursuant to paragraph 3.b of this Agreement. (The Corporation shall deduct withholding and payroll taxes from his severance payment). Such severance payment shall be in full settlement of any claims Employee may have against the Corporation.

         If this Agreement is terminated by the Corporation for cause, the Board of Directors shall give Employee thirty (30) days' written notice of termination, specifying with particularity the basis for termination. Termination shall be deemed to be "for cause" if Employee has been dismissed for dishonesty, for conviction of a felony, or for material breach of this Agreement.

         If Employee terminates employment, the Corporation shall not be liable for severance pay or for the Employee's salary, incentive, or other benefits payable to the Employee past the termination date.

         6. Successors and Assigns. This Agreement is binding upon the successors and assigns of the Corporation, any assigns of all or substantially all of its business, and any other corporation into which the Corporation may be merged or with which it may be consolidated. This Agreement, and any rights Employee may have to receive payments, may not be assigned or pledged by Employee.

         7. Indemnification. If employee is named as a defendant in a claim or suit because of actions he has taken in his capacity as an employee of Corporation, then the Corporation will provide legal representation for Employee at the Corporation's expense, and will pay any damages which may be awarded against Employee. This payment will be made so long as the actions of Employee were within the scope of his employment and were not knowingly or intentionally illegal or wrongful. Employee agrees to assist Corporation in the defense of any such claim or suit, and Corporation reserves the right to select the legal counsel and decide how the defense is conducted, including whether settlement will e made. The Corporation's obligation under this paragraph will not extend to any claim for which there is coverage under an insurance policy.

         8. Other. Any dispute or claim involving this Agreement shall be settled by arbitration under the rules of the American Arbitration Association. Any dispute or claim shall be deemed waived unless arbitration is demanded within ninety (90) days of the occurrence giving rise to the dispute or claim. The arbitrator shall have no authority to change any provisions of this Agreement; the arbitrator's authority shall be to interpret or apply the provisions of this Agreement. The

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decision the arbitrator shall be final and binding and the exclusive remedy for any alleged breach of the employment relationship. Judgement upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

         9. Confidential Information and Trade Secrets. Employee acknowledges that he will be working with confidential information and trade secrets which are the property of the Corporation. Such information includes, but is not limited to: client lists and information, medical data, financial data, sales data, marketing data, policyholder data, claim data, personnel information, business files, contracts, documents, business strategies, business opportunities, computer software, software codes, and software documentation. During and after employment with the Corporation, Employee agrees not to share such information with any person outside of the Corporation, except upon prior written authorization by the Corporation.

         This Agreement contains the entire agreement of the parties, and supersedes all prior oral or written understandings and agreements. It can e modified only in writing signed by both parties. The Agreement is governed by Michigan law.


                                       STRATTON-CHEESEMAN
                                            MANAGEMENT COMPANY

Dated:  7-18-97                        By:  /s/ William B. Cheeseman
       ------------                       -------------------------------------

                                              Its:        President
                                                   ----------------------------


Dated:  7-17-97                             /s/ Robert J. Kellogg
       ------------                    ----------------------------------------
                                       Bob Kellogg













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